As filed with the Securities and Exchange Commission on March 10, 2022

Registration No. 333-255632

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

17 Education & Technology Group Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

16/F, Block B, Wangjing Greenland Center

Chaoyang District, Beijing 100102

People’s Republic of China

Phone: +86 10 5945-1082

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2020 Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

Copies to:

Michael Chao Du Chief Financial Officer 17 Education & Technology Group Inc. 16/F, Block B, Wangjing Greenland Center Chaoyang District, Beijing 100102 People’s Republic of China +86 10 5945-1082	Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 46/F, Tower 2, Jing An Kerry Center 1539 Nanjing West Road, Shanghai People’s Republic of China +86 21 6193-8200

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed solely for the purpose of filing exhibit 10.3 to this registration statement on Form S-8 (Registration No. 333-255632), or the Registration Statement, and amending the exhibit index the Registration Statement, to reflect the amendment and restatement of the 2020 Share Incentive Plan. The amended and restated 2020 Share Incentive Plan is filed herewith as Exhibit 10.3 and replaces Exhibit 10.3 of the initial registration statement. No additional securities are being registered. No changes have been made to the Registration Statement other than this explanatory note and exhibit index of the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 consists only of the cover page, this explanatory note and the amended exhibit index of the Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Seventh Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s registration statement on Form F-1, initially filed with the Commission on November 13, 2020 (File No. 333-250079))

4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1, initially filed with the Commission on November 13, 2020 (File No. 333-250079))

4.3†	Deposit Agreement among the Registrant, the Bank of New York Mellon as the depositary and owners and holders of the American Depositary Shares dated December 3, 2020

5.1†	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the Class A ordinary shares being registered

10.1	Fifth Amended and Restated 2015 Share Option Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s registration statement on Form F-1, initially filed with the Commission on November 13, 2020 (File No. 333-250079))

10.2	Second Amended and Restated 2018 Share Option Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s registration statement on Form F-1, initially filed with the Commission on November 13, 2020 (File No. 333-250079))

10.3*	Amended and Restated 2020 Share Incentive Plan

23.1†	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm

23.2†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1†	Power of Attorney (included on signature page hereto)

*	Filed herewith.
†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on March 10, 2022.

17 Education & Technology Group Inc.

By:	/s/ Andy Chang Liu
	Name:	Andy Chang Liu
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andy Chang Liu		March 10, 2022
Andy Chang Liu	Chairman and Chief Executive Officer (Principal Executive Officer)

*		March 10, 2022
Qin Wen	Director

/s/ Michael Chao Du		March 10, 2022
Michael Chao Du	Director and Chief Financial Officer (Principal Financial and Accounting Officer)

*		March 10, 2022
Tuck Lye Koh	Director

*		March 10, 2022
Jiawei Gan	Director

*		March 10, 2022
Bing Yuan	Director

/s/ Minghui Wu		March 10, 2022
Minghui Wu	Director

*By	/s/ Michael Chao Du
Name: Michael Chao Du Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of 17 Education & Technology Group Inc., has signed this Post-Effective Amendment No. 1 to the Registration Statement in New York, United States of America on March 10, 2022.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President